EXHIBIT 3.29
LIMITED LIABILITY COMPANY AGREEMENT
OF
SL SOURCING, LLC
     The undersigned initial member is executing this Limited Liability Company Agreement (the “Agreement”) as of February 19, 2003 for the purpose of forming a limited liability company (the “Company”) pursuant to the provisions of the Delaware Limited Liability Company Act, 6 Del. C., Section 18-101 et seq. (as amended from time to time, the “Delaware Act”). The undersigned hereby agrees as follows:
ARTICLE I
FORMATION
     1.      Formation. Effective as of filing of the Certificate of Formation pursuant to the Delaware Act, the undersigned (the “Member”) formed the Company as a Delaware limited liability company for the purposes set forth in this Agreement. The Company shall be governed by the Delaware Act, except as expressly provided to the contrary herein.
     2.      Purposes; Duration. The purposes of the Company are to conduct any and all lawful business activities permitted under the Delaware Act. The Company shall have a perpetual existence.
     3.      Name. The name of the Company shall be SL Sourcing, LLC.
     4.      Principal Office. The principal office of the Company shall be located at such place or places inside or outside the State of Delaware as the Members may designate from time to time. The Company also may maintain offices at such other place or places as may be designated from time to time by the Members, and the business of the Company may be transacted at such other offices with the same effect as that conducted at the principal office.
     5.     Registered Office. The registered office of the Company in the State of Delaware is located at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle. The registered agent of the Company for service of process at such address is Corporation Service Company.
     6.      Filings. The Members and officers of the Company, if any, shall promptly execute and file all certificates, documents and other instruments conforming with this Agreement that are necessary or appropriate to comply with applicable laws of the State of Delaware and/or the jurisdictions in which the Company conducts business.
     7.      Company Seal. A company seal shall not be requisite to the validity of any instrument executed by or on behalf of the Company, but may be used.
     8.      Capital Contribution. In accordance with Section 18-301 of the Delaware Act, the initial Member of the Company has received an initial interest in the Company of one Unit (which has been reflected on Schedule 1) without making a contribution or being obligated to make a contribution to the Company. Each “Unit” represents a limited liability company interest in the Company, with all outstanding Units representing a 100% ownership interest in the

Company. The initial Member may, but shall not be required to, make contributions to the capital of the Company and, in such event, the officers shall amend Schedule 1 hereof to reflect any capital contribution made by the initial Member. Persons or entities hereafter admitted as Members of the Company shall make such contributions of cash (or promissory obligations), property or services to the Company as shall be determined by the existing Members at the time of each such admission.
     9.      Additional Members. The Members shall have the sole right to admit additional Members upon such terms and conditions, at such time or times, and for such capital contributions as the Members holding a majority of outstanding Units, in their sole discretion, shall determine. In connection with any such admission, the Members shall amend Schedule 1 hereof to reflect the name, address and number of Units of each additional Member.
ARTICLE II
FISCAL YEAR
     The fiscal year of the Company shall begin on the first day of July and end on the last day of June of each year.
ARTICLE III
MEMBERS
     1.      Members’ Liability. No Member shall be personally liable to the Company or to its Members except to the extent that such limitation of liability is prohibited by the provisions of Delaware law.
     2.      No Obligation to Make Payments. Except as otherwise expressly provided by the Delaware Act, no Member, in its capacity as such, shall have any liability to make payments to the Company.
     3.      Distributions and Allocations.
                (a) Distributions. Distributions of cash or other assets of the Company shall be made at such times and in such amounts as the Members may determine. Unless the Members determine otherwise, distributions shall be made to the Members pro rata based on the number of Units held by each Member.
               (b) Allocation of Profits or Losses. Except as may be required by the Internal Revenue Code of 1986, as amended, each item of income, gain, profit, loss, deduction or credit to the Company shall be allocated among its Members in proportion to the number of Units held by each Member.
     4.      Assignments. No Member may sell, assign, pledge or otherwise transfer or encumber any of its Units or any beneficial interest therein to any other person without the prior written consent of Members holding a majority of outstanding Units. Any purported transfer in violation of this Section 4 shall be null and void and shall not be recognized by the Company.

     5.      Return of Capital. No Member shall have any liability for the return of any Member’s capital contribution, which capital contribution shall be payable solely from the assets of the Company at the absolute discretion of the Members, subject to the requirements of the Delaware Act.
     6.      Dissolution. Subject to the provisions of Section 7 of this Agreement, the Company shall be dissolved and its affairs wound up and terminated upon the first to occur of the following (each, an “Event of Withdrawal”):
                (a) the determination of all of the Members to dissolve the Company or;
                (b) the occurrence of the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company or any other event causing dissolution of the Company under Section 18-801 of the Delaware Act.
     7.      Continuation of the Company. Notwithstanding the provisions hereof, the occurrence of an Event of Withdrawal shall not dissolve the Company if, within ninety (90) days after the occurrence of such Event of Withdrawal, the business of the Company is continued by the agreement of all remaining Members.
ARTICLE IV
MANAGEMENT
     1.      Powers. The business and affairs of the Company shall be managed by its Members. The Members of the Company may hold meetings, both regular and special, at such places as shall from time to time be determined by the Members.
     2.      Regular Meetings. Regular meetings of the Members may be held without notice at such time and at such place as shall from time to time be determined by the Members. At any meeting, Members may elect officers and transact such other business as may properly be brought before the meeting.
     3.      Special Meetings. Special meetings of the Members may be called by Members holding at least 10% of the outstanding Units, or by the President or the Secretary (if there is one) on one (1) day’s advance notice to each Member, either personally, by mail, by telegram, or by telephone.
     4.      Quorum, Voting. Unless a greater vote is required by the Delaware Act or the Certificate of Formation of the Company, the affirmative vote of Members holding a majority of the outstanding Units shall be required to approve any proposed action. If a quorum shall not be present at any meeting of the Members, the Members then present may adjourn the meeting to another time or place, without notice other than announcement at the meeting, until a quorum shall be present.
     5.      Action Without Meeting. Unless otherwise restricted by the Certificate of Formation or this Agreement, any action required or permitted to be taken at an annual or special meeting of the Members may be taken without a meeting, without prior notice, and without a vote, provided that written consents, setting forth all proposed actions to be taken at such meeting, are signed by the Members holding at least the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all outstanding Units entitled to vote on such action were present and voted. Every written consent shall bear the date and signature of each Member who signs such consent. Prompt notice of the taking of action without a meeting by less than unanimous written consent shall be given to all Members who have not consented in writing to such action.
     6.      Compensation. The Members may be paid their expenses, if any, of attendance at each meeting of the Members. No such payment shall preclude any Member from serving the Company in any other capacity and receiving compensation therefor. The amount or rate of such compensation of Members shall be established by the Members and shall be set forth in the minutes of the meeting.
     7.      Waiver of Notice. Attendance of a Member at a meeting shall constitute waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Any Member may waive notice of any annual, regular, or special meeting of Members by executing a written waiver of notice either before or after the time of the meeting.
ARTICLE V
OFFICERS
     1.      Election of Officers. At any regular or special meeting, the Members may elect persons to serve as officers of the Company, to serve at the pleasure of the Members, and shall delegate to the officers such responsibilities and authority as the Members may determine. The officers of the Company may consist of anyone or more of the following: a President, a Secretary, a Treasurer and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless the Certificate of Formation or this Agreement otherwise provide. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Members at any time. Unless otherwise specified by the Members, the duties and powers of the officers shall be as follows:
President
     The President shall be the principal executive officer of the Company and shall be responsible for the administration and operation of the business and affairs of the Company. He or she shall preside at all meetings of the Members. He or she may sign with the Secretary, or any other proper officer of the Company thereunto authorized by the Members, certificates evidencing Units of the Company and any deeds, mortgages, bonds, contracts, or other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Members or by this Agreement to some other officer or agent of the Company, or which shall be required by law to be otherwise signed or executed, and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Members from time to time.

Vice-Presidents
     The Vice-President, if there shall be one, or if there shall be more than one, the Vice Presidents in the order determined by the Members (or if there be no such determination, then in the order of their election), shall, in the absence, disability or refusal to act of the President, perform the duties of the President, and when so acting, shall have all the power of and be subject to all the restrictions upon the President.
Secretary
     The Secretary shall: (a) keep the minutes of the meetings of the Members in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of this Agreement or as required by law; (c) be custodian of the corporate records and of the seal of the Company and see that the seal of the Company is affixed to all documents, the execution of which on behalf of the Company under its seal is duly authorized in accordance with this Agreement; (d) keep a register of the post-office address of each Member, which shall be furnished to the Secretary by such Member; (e) sign with the President, or a Vice-President, certificates for Units of the Company, the issue of which shall have been authorized by resolution of the Members; and (f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Members.
Treasurer
     If required by the Members, the Treasurer shall give a bond for the faithful discharge of the Treasurer’s duties in such sum and with such surety or sureties as the Members shall determine. The Treasurer shall: (a) have the charge and custody of and be responsible for all funds and securities of the Company; (b) receive and give receipts for moneys due and payable to the Company from any source whatsoever, and deposit all such moneys not otherwise employed in the name of the Company in such bank, savings and loan association, trust company or other depositories as shall be selected in accordance with the provisions of this Agreement; and (c) in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or the Members.
Assistant Secretaries and Assistant Treasurers
     The Assistant Treasurers shall respectively, if required by the Members, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Members shall determine. The Assistant Secretaries as thereunto authorized by the Members may sign with the President or a Vice President Units for shares of the Company, the issue of which shall have been authorized by a resolution of the Members. The Assistant Treasurers and Assistant Secretaries, in general, shall perform such duties as shall be assigned to them from time to time by the Treasurer or the Secretary, respectively, or by the President or the Members.
     2.      Salaries. The salaries of the officers, if any, may be fixed from time to time by the Members, and no officer shall be prevented from receiving such salary by reason of the fact that he or she also is a Member.

     3.      Removal. Any officer elected or appointed by the Members may be removed, with or without cause, by the Members whenever in their judgment the best interests of the Company would be served thereby. Election of an officer shall not of itself create any rights to continued employment.
ARTICLE VI
INDEMNIFICATION
     1.      Indemnification of Members, Officers, Employees and Agents.
               (a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil criminal, administrative or investigative (hereinafter a “proceeding”) by reason of the fact that he or she is or was a Member or officer of the Company, or is or was serving at the request of the Company as a manager, officer, employee or agent of another limited liability company or of a corporation; partnership, joint venture, trust or other enterprise (hereinafter an “indemnitee”), shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware Act (including indemnification for negligence, gross negligence and breach of fiduciary duty to the extent so authorized), as the Delaware Act exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes, or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith.
                (b) The right to indemnification conferred in clause (a) of this Section 1 shall include the right to be paid by the Company the expenses (including attorneys’ fees) incurred in defending any proceeding in advance of its final disposition. The rights of indemnification in clauses (a) and (b) of this Section 1 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be Member, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.
                (c) The rights to indemnification and to the advancement of expenses conferred in this Section 1 shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, agreement, vote of the Members or otherwise.
                (d) The Company may maintain insurance, at its expense, to protect itself and any Member, officer, employee or agent of the Company or another limited liability company, corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware Act.
                (e) The Company may, to the extent authorized from time to time by the Members, grant rights to indemnification and to advancement of expenses to any employee or agent of the Company to the fullest extent of the provisions of this Section 1 with respect to the indemnification and advancement of expenses of Members and officers of the Company.

     2.      Limits on Indemnification. The Company may refuse indemnification to any person who unreasonably refuses to permit the Company, at its own expense and through counsel of its own choosing, to defend him or her in the action.
ARTICLE VII
REPEAL, ALTERATION OR AMENDMENT
     The Certificate of Formation and this Agreement may be repealed, altered, or amended only by the affirmative vote of Members holding at least 66% of the outstanding Units.
ARTICLE VIII
COMPANY ASSETS AND PROPERTY
     1.      Title to Company Property. All property of the Company, whether real or personal, tangible or intangible, shall be owned by the Company as an entity, and no Member shall have any direct ownership interest in such property. The title to all such property shall be held in the name of the Company and all securities shall be registered in the name of the Company.
     2.      Company Expenses. The Company shall be responsible for, and shall pay, all expenses or obligations of the Company incurred in connection with this Agreement or the Company’s affairs.
     3.      Liability of the Company. Except as otherwise provided in the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member.
     IN WITNESS WHEREOF, the sole Member of the Company has executed this Agreement as of the day and year first written above.

SARA LEE CORPORATION
By:	/s/ R. Henry Kleeman
R. Henry Kleeman,
Vice President, Deputy General Counsel and Assistant Secretary

BEING THE SOLE MEMBER OF THE
COMPANY

SCHEDULE 1
Initial Member of SL Sourcing, LLC:

		Percentage of
	Units	Outstanding Units
Sara Lee Corporation
Three First National Plaza	1	100%
Chicago, Illinois 60602
Transfer of ownership in HBI Sourcing, LLC (f/k/a SL Sourcing, LLC) — ownership as of 08/31/2006:

		Percentage of
	Units	Outstanding Units
Hanesbrands Inc.
1000 E. Hanes Mill Road	1	100%
Winston-Salem, NC 27105